Exhibit 99.1

OneSpan Reports Results for First Quarter 2020; Reiterates Full Year 2020 Guidance

First Quarter Financial Results

•	Total revenue grew 19% to $56.5 million
•	Software revenue grew 90% to $24.4 million[1]
•	Recurring revenue grew 62% to $26 million[2]
•	Adjusted EBITDA of $5.3 million[3]
•	GAAP earnings per share of $0.00
•	Non-GAAP earnings per share of $0.08[3]

CHICAGO, May 5, 2020 – OneSpan Inc. (NASDAQ: OSPN), the global leader in securing remote banking transactions, today reported financial results for the first quarter ended March 31, 2020.

“OneSpan’s solutions enabling secure remote transactions have never been more important than during this global Covid-19 pandemic,” stated OneSpan CEO, Scott Clements. “Our growth momentum in software continued throughout the quarter with an increase in late March as financial institutions around the world saw spikes in both remote banking transactions and hacking attacks. Our leading market position, fraud prevention and process digitization technologies, financial strength and ability to deliver have us well positioned in this environment and as the world recovers.”

First Quarter 2020 Financial Highlights

•	Revenue for the first quarter of 2020 was $56.5 million, an increase of 19% from $47.6 million for the first quarter of 2019.
•

Gross Profit for the first quarter of 2020 was $40.4 million, compared to $31.6 million for the first quarter of 2019. Gross margin for the first quarter of 2020 was 72%, compared to 66% in the first quarter of 2019.

•	GAAP operating income for the first quarter of 2020 was $0.9 million, compared to GAAP operating loss of $5.5 million for the first quarter of 2019.
•	Adjusted EBITDA for the first quarter of 2020 was $5.3 million, compared to $(2.2) million for the first quarter of 2019.
•	GAAP net income for the first quarter of 2020 was $0.1 million, or $0.00 per diluted share, compared to GAAP net loss of $5.7 million, or $0.14 per diluted share for the first quarter of 2019.
•	Non-GAAP net income for the first quarter of 2020 was $3.4 million, or $0.08 per diluted share, compared to Non-GAAP net loss of $2.9 million or $0.07 per diluted share for the first quarter of 2019.
•	Cash, cash equivalents and short-term investments at March 31, 2020 totaled $105.3 million compared to $109.8 million and $95.3 million at December 31, 2019 and March 31, 2019, respectively.

1	Software revenue is comprised of software license and subscription revenue.
2	Recurring revenue is comprised of subscription, term-based software licenses, and maintenance revenue.

3    An explanation of the use of non-GAAP measures is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in tables below.

Full Year 2020 Outlook

For the Full Year 2020, OneSpan currently expects:

•	Revenue in the range of $255 million to $265 million.
•	Adjusted EBITDA in the range of $24 million to $28 million.

Conference Call Details

In conjunction with this announcement, OneSpan Inc. will host a conference call today, May 5, 2020, at 4:30 p.m. ET. During the conference call, Mr. Scott Clements, CEO, and Mr. Mark Hoyt, CFO, will discuss OneSpan’s results for the first quarter 2020.

To access the conference call, dial 866-354-0181 for the U.S. or Canada and 1-409-217-8086 for international callers. The conference ID number is 7880966.

The conference call is also available in listen-only mode at investors.onespan.com. The recorded version of the conference call will be available on the OneSpan website as soon as possible following the call and will be available for replay for approximately one year.

About OneSpan

OneSpan helps protect the world from digital fraud by establishing trust in people’s identities, the devices they use and the transactions they carry out. We do this by making digital banking accessible, secure, easy and valuable. OneSpan’s Trusted Identity platform and security solutions significantly reduce digital transaction fraud and enable regulatory compliance for more than 10,000 customers, including over half of the top 100 global banks. Whether through automating agreements, detecting fraud or securing financial transactions, OneSpan helps reduce costs and accelerate customer acquisition while improving the user experience. Learn more at OneSpan.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of applicable U.S. Securities laws, including statements regarding the potential benefits, performance, and functionality of our products and solutions, including future offerings; our expectations, beliefs, plans, operations and strategies relating to our business and the future of our business; our acquisitions to date and our strategy related to future acquisitions; and our expectations regarding our financial performance in the future. Forward-looking statements may be identified by words such as "seek", "believe", "plan", "estimate", "anticipate", expect", "intend", and statements that an event or result "may", "will", "should", "could", or "might" occur or be achieved and any other similar expressions. The forward-looking statements include, but are not limited to, our financial outlook for 2019, and the information included under the caption “Outlook for Full Year 2019”. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Factors that could materially affect our business and financial results include, but are not limited to: market acceptance of our products and solutions and competitors’ offerings; the potential effects of technological changes; our ability to effectively identify, purchase and integrate acquisitions; the execution of our transformative strategy on a global scale; the increasing frequency and sophistication of hacking attacks; claims that we have infringed the intellectual property rights of others; changes in customer requirements; price competitive bidding; changing laws, government regulations or policies; pressures on price levels; investments in new products or businesses that may not achieve expected returns; impairment of goodwill or amortizable intangible assets causing a significant charge to earnings; exposure to increased economic and operational uncertainties from operating a global business as well as those factors set forth in our Form 10-K (and other forms) filed with the Securities and Exchange Commission. In particular, we direct you to the risk factors contained under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K. Our SEC filings and other important information can be found on the Investor Relations section of our website at investors.onespan.com. We do not have any intent, and disclaim any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist, or changes in our expectations after the date of this press release.

OneSpan Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months ended March 31,
	2020	2019
Revenue
Product and license	$38,260	$31,861
Services and other	18,232	15,747
Total revenue	56,492	47,608

Cost of goods sold
Product and license	10,738	11,316
Services and other	5,332	4,723
Total cost of goods sold	16,070	16,039

Gross profit	40,422	31,569

Operating costs
Sales and marketing	14,859	14,383
Research and development	9,994	10,495
General and administrative	12,268	9,870
Amortization of intangible assets	2,354	2,348
Total operating costs	39,475	37,096

Operating income (loss)	947	(5,527)

Interest income, net	207	135
Other expense, net	(338)	(551)

Income (loss) before income taxes	816	(5,943)
Provision (benefit) for income taxes	718	(272)

Net income (loss)	$98	$(5,671)

Net income (loss) per share
Basic	$0.00	$(0.14)
Diluted	$0.00	$(0.14)
Weighted average common shares outstanding
Basic	40,127	40,036
Diluted	40,338	40,036

OneSpan Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets
Cash and equivalents	$79,624	$84,282
Short term investments	25,652	25,511
Accounts receivable, net of allowances of $3,165 in 2020 and $2,524 in 2019	62,971	62,405
Inventories, net	18,373	19,819
Prepaid expenses	6,334	6,198
Contract assets	7,389	7,058
Other current assets	7,626	6,346
Total current assets	207,969	211,619
Property and equipment, net	12,157	11,454
Operating lease right-of-use assets	11,538	10,580
Goodwill	91,556	94,612
Intangible assets, net of accumulated amortization	33,052	36,209
Deferred income taxes	7,966	7,863
Contract assets - non-current	3,792	3,565
Other assets	8,967	8,668
Total assets	$376,997	$384,570
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,113	$10,835
Deferred revenue	33,349	30,338
Accrued wages and payroll taxes	10,706	15,415
Short-term income taxes payable	2,974	7,711
Other accrued expenses	11,081	8,786
Deferred compensation	1,446	1,028
Total current liabilities	68,669	74,113
Long-term deferred revenue	16,033	15,259
Long-term lease liability	12,600	11,299
Other long-term liabilities	7,711	8,297
Long-term income taxes payable	6,958	6,958
Deferred income taxes	4,387	4,623
Total liabilities	116,358	120,549
Stockholders' equity
Preferred stock: 500 shares authorized, none issued and outstanding at December 31, 2020 and 2019	—	—
Common stock: $.001 par value per share, 75,000 shares authorized; 40,314 and 40,207 issued and outstanding at March 31, 2020 and December 31, 2019, respectively	40	40
Additional paid-in capital	97,166	96,109
Accumulated income	181,012	181,167
Accumulated other comprehensive loss	(17,579)	(13,295)
Total stockholders' equity	260,639	264,021
Total liabilities and stockholders' equity	$376,997	$384,570

OneSpan Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$98	$(5,671)
Adjustments to reconcile net income (loss) from operations to net cash provided by (used in) operations:
Depreciation and amortization of intangible assets	3,019	2,862
Loss (gain) on disposal of assets	88	—
Deferred tax benefit	(306)	(4)
Stock-based compensation	1,350	552
Changes in operating assets and liabilities:
Accounts receivable, net	(1,817)	79
Inventories, net	1,445	(813)
Contract assets	(564)	2,578
Accounts payable	(1,663)	7,797
Income taxes payable	(4,707)	(3,491)
Accrued expenses	(2,104)	(5,560)
Deferred compensation	418	(126)
Deferred revenue	4,166	(455)
Other assets and liabilities	(1,775)	(1,485)
Net cash used in operating activities	(2,352)	(3,737)

Cash flows from investing activities:
Purchase of short term investments	(6,642)	(4,475)
Maturities of short term investments	6,500	2,000
Additions to property and equipment	(1,516)	(176)
Other	(13)	—
Net cash provided by (used in) investing activities	(1,671)	(2,651)

Cash flows from financing activities:
Tax payments for restricted stock issuances	(293)	(218)
Net cash used in financing activities	(293)	(218)

Effect of exchange rate changes on cash	(342)	(195)

Net decrease in cash	(4,658)	(6,801)
Cash, cash equivalents, and restricted cash, beginning of period	85,129	77,555
Cash, cash equivalents, and restricted cash, end of period	$80,471	$70,754

Revenue by major products and services  (in thousands, unaudited):

	Three months ended March 31,
	2020	2019
Hardware products	$19,738	$24,290
Software licenses*	18,522	7,571
Subscription	5,829	5,251
Professional services	1,421	809
Maintenance, support and other	10,982	9,686
Total Revenue	$56,492	$47,608

*Software licenses revenue is earned under both term-based and perpetual license agreements.

Recurring Revenue (in thousands, unaudited):

	Three months ended March 31,
	2020	2019
Subscription	$5,829	$5,251
Term-based software licenses	9,204	1,082
Maintenance, support and other	10,982	9,686
Total Recurring Revenue	$26,015	$16,019

Non-GAAP Financial Measures

We report financial results in accordance with GAAP. We also evaluate our performance using certain non-GAAP operating metrics, namely Adjusted EBITDA, non-GAAP Net Income and non-GAAP diluted EPS. Our management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results. We believe these non-GAAP operating metrics provide additional tools for investors to use to compare our business with other companies in the industry.

These non-GAAP measures are not measures of performance under GAAP and should not be considered in isolation, as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment. Reconciliations of the non-GAAP measures to the most directly comparable GAAP financial measures are found below.

Adjusted EBITDA

We define Adjusted EBITDA as net income before interest, taxes, depreciation, amortization, long-term incentive compensation, and certain other non-recurring items, including acquisition related costs, lease exit costs, rebranding costs, and accruals for legal contingencies. We use Adjusted EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that Adjusted EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation, amortization, long-term incentive compensation, and certain other non-recurring items, we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation, amortization, long-term incentive compensation, lease exit costs, reversal of a prior period legal contingency accrual), or deal with the structure or financing of the business (e.g., interest, acquisition related costs, rebranding costs) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find the comparison of our results to those of our competitors is facilitated when we do not consider the impact of these items.

Reconciliation of Net Income to Adjusted EBITDA

(in thousands, unaudited)

	Three months ended
	March 31,
	2020	2019
Net income (loss)	$98	$(5,671)
Interest income, net	(207)	(135)
Provision for income taxes	718	(272)
Depreciation and amortization of intangible assets	3,019	2,862
Long-term incentive compensation	1,715	1,055
Adjusted EBITDA	$5,343	$(2,161)

Non-GAAP Net Income & Non-GAAP Diluted EPS

We define non-GAAP net income and non-GAAP diluted EPS, as net income or EPS before the consideration of long-term incentive compensation expenses, the amortization of intangible assets, and certain other non-recurring items. We use these measures to assess the impact of our performance excluding items that can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult. We exclude amortization of intangible assets as we believe the amount of such expense in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event. However, intangible assets contribute to current and future revenue and related amortization expense will recur in future periods until expired or written down.

We exclude certain other non-recurring items including impacts of tax reform, acquisition related costs, rebranding costs, lease exit costs, and reserves for certain legal contingencies as these items are unrelated to the operations of our core business. By excluding these items, we are better able to compare the operating results of our underlying core business from one reporting period to the next.

We make a tax adjustment based on the above adjustments resulting in an effective tax rate on a non-GAAP basis, which may differ from the GAAP tax rate. We believe the effective tax rates we use in the adjustment are reasonable estimates of the overall tax rates for the Company under its global operating structure.

Reconciliation of Net Income to Non-GAAP Net Income

(in thousands, unaudited)

	Three months ended
	March 31,
	2020	2019
Net income (loss)	$98	$(5,671)
Long-term incentive compensation	1,715	1,055
Amortization of intangible assets	2,354	2,348
Tax impact of adjustments*	(814)	(681)
Non-GAAP net income (loss)	$3,353	$(2,949)

Non-GAAP net income (loss) per share	$0.08	$(0.07)

Weighted average number of shares used to compute Non-GAAP diluted earnings per share	40,338	40,036

*The tax impact of adjustments is calculated as 20% of the adjustments in all periods.

Copyright© 2020 OneSpan North America Inc., all rights reserved. OneSpan™ is a registered or unregistered trademark of OneSpan North America Inc. or its affiliates in the U.S. and other countries.

Joe Maxa

M: +1-612‑247‑8592

O: +1-312-766-4009
Joe.Maxa@onespan.com